EXHIBIT 99
PRESS RELEASE

For Immediate Release


              FEMONE ANNOUNCES FIRST QUARTER 2005 EARNINGS RESULTS.
                    SALES UP 700% FROM SAME PERIOD LAST YEAR.


Carlsbad, CA, May 17, 2005 - FemOne, Inc. (OTCBB: FEMO), a publicly held Nevada corporation (the "Company"), reported consolidated sales for the quarter ended March 31, 2005 of $1,752,627, an increase of approximately 700% over the first quarter of 2004. The increase in sales in 2005 is primarily attributed to the growth of FemOne's technology division, BIOPRO Technology, since the first quarter of 2004.

Gross profits for the quarter ended March 31, 2005 were $1,306,319, an increase of 703% over gross profits of $162,586 reported for the first quarter of 2004.

Consolidated net loss attributable to common stockholders for the quarter ended March 31, 2005 was $1,288,245, or ($0.04) per share, compared to a consolidated net loss of $588,477, or ($0.02) per share, for the quarter ended March 31, 2004. The increase in net loss in 2005 was directly attributable to an increase in expenses associated with the Company's expanded operations and efforts to continue its business growth. Included in the net loss for the 2005 period are other non-cash expenses of approximately $695,000, representing the amortization of charges incurred in connection with the Company's convertible debt financing.

Operating expenses for the quarter ended March 31, 2005 were $1,843,890, compared to $739,334 for the same period in 2004. The increase in operating expense was due to increases in commission expenses incurred on the increased sales, as well as increases in promotion and marketing expenses and increases in costs incurred as a publicly-reporting company. Operating expenses as a percentage of sales decreased to 105% for the quarter ended March 31, 2005, from 337% for the quarter ended March 31, 2004.

Included in the Company's consolidated results for the three months ended March 31, 2005 are revenues and expenses from its two controlled subsidiaries, BIOPRO Australasia Pty, Ltd, which operates the Company's direct sales effort in Australia and New Zealand, and SRA Marketing, Inc., which is responsible for all sales made over the Direct Response Shopping network. Each of these subsidiaries began their operations in the fourth quarter of 2004. Their revenues represent 23% and 16%, respectively, of the Company's consolidated revenues for the three months ended March 31, 2005.

Commenting on the results, Ray W. Grimm, Jr., the Company's chief executive officer, stated "To grow our revenues by some 700% within one year is extremely rewarding for us, and a great sign that the marketing efforts and initiatives we have implemented are being received favorably by our distributors and customers. We look forward to keeping this sales momentum and achieving profitability."

The information contained in this press release should be read in connection with the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, containing the Report from the Company's Independent Registered Public Accounting Firm that includes a qualification as to the Company's ability to continue as a going concern and other information necessary for an understanding of the Company, as well as its Quarterly Report on Form 10-QSB for the period ended March 31, 2005.

ABOUT FEMONE, INC.

FemOne, Inc. (OTCBB: FEMO), based in Carlsbad, California is sales and marketing company with distribution in the United States, Canada, Australia and New Zealand. More information about FemOne and its products can be found on the company's web sites at www.femone.com or www.bioprotechnology.com, by e-mail at FEMOIR@femone.com or by calling FemOne Inc. at (760) 448-2498.

ANY STATEMENTS MADE IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL FACTS CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, AS SUCH TERM IS DEFINED IN THE PRIVATE LITIGATION REFORM ACT OF 1995, CONCERNING POTENTIAL DEVELOPMENTS AFFECTING THE BUSINESS, PROSPECTS, FINANCIAL CONDITION AND OTHER ASPECTS OF THE COMPANY TO WHICH THIS RELEASE PERTAINS. THE ACTUAL RESULTS OF THE SPECIFIC ITEMS DESCRIBED IN THIS RELEASE, AND THE COMPANY'S OPERATIONS GENERALLY, MAY DIFFER MATERIALLY FROM WHAT IS PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH SUCH STATEMENTS ARE BASED UPON THE BEST JUDGMENTS OF MANAGEMENT OF THE COMPANY AS OF THE DATE OF THIS RELEASE, SIGNIFICANT DEVIATIONS IN MAGNITUDE, TIMING AND OTHER FACTORS MAY RESULT FROM BUSINESS RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, THE COMPANY'S DEPENDENCE ON THIRD PARTIES, GENERAL MARKET AND ECONOMIC CONDITIONS, TECHNICAL FACTORS, THE AVAILABILITY OF OUTSIDE CAPITAL, RECEIPT OF REVENUES AND OTHER FACTORS, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE INFORMATION CONTAINED IN ANY FORWARD-LOOKING STATEMENT.

THESE FORWARD LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENT EXPRESSED OR IMPLIED BY SUCH FORWARD LOOKING STATEMENTS. IN SOME CASES, YOU CAN IDENTIFY FORWARD LOOKING STATEMENTS BY TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "COULD," "INTEND," "EXPECTS," "PLAN," "ANTICIPATES," "BELIEVES," "ESTIMATES," "PREDICTS," "POTENTIAL," OR "CONTINUE" OR THE NEGATIVE OF SUCH TERMS OR OTHER COMPARABLE TERMINOLOGY. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENTS. MOREOVER, NEITHER WE NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF SUCH STATEMENTS.

                                - Tables Follow -

                                  FemOne, Inc.
                   Summary Consolidated Financial Information

                                                  For the three months ended
Statement of Operations Data:                              March 31,
                                                    2005               2004
                                                 ------------      ------------
REVENUES
     Sales                                       $  1,752,627      $    219,491
     Cost of Sales                                    446,308            56,905
                                                 ------------      ------------
Gross Profit                                        1,306,319           162,586
                                                 ------------      ------------

EXPENSES
     Order fulfillment costs                          882,042           126,642
     Sales and marketing                              531,033           253,967
     General and administrative                       430,815           358,725
                                                 ------------      ------------
Total Expenses                                      1,843,890           739,334
                                                 ------------      ------------
LOSS FROM OPERATIONS                                 (537,571)         (576,748)
                                                 ------------      ------------
OTHER INCOME (EXPENSES), net                         (712,380)          (11,729)
                                                 ------------      ------------
LOSS BEFORE MINORITY INTEREST                      (1,249,951)         (588,477)

MINORITY INTEREST IN SUBSIDIARY                       (38,294)               --
                                                 ------------      ------------

NET LOSS                                         $ (1,288,245)     $   (588,477)
                                                 ============      ============
NET LOSS PER COMMON
   SHARE - Basic and Diluted                     $      (0.04)     $      (0.02)
                                                 ============      ============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - Basic and Diluted
                                                   36,501,773        26,198,509
                                                 ============      ============

Balance Sheet Data:
                                                   March 31,        December 31,
                                                     2005               2004
                                                  -----------       -----------
Cash                                              $   496,744       $   720,468
Accounts receivable                               $    87,707       $   261,888
Inventory                                         $   614,880       $   370,958
Intangible assets, net                            $   230,908       $   239,457
Net working capital                               $   343,886       $   882,613
Total assets                                      $ 1,994,243       $ 2,309,186
Accounts payable and accrued liabilities          $ 1,026,777       $   643,959
Deferred Compensation                             $    76,011       $    76,011
Convertible notes payable, net                    $   880,061       $   473,336
Notes payable - related parties                   $   650,009       $   735,553
Total liabilities                                 $ 2,632,860       $ 1,928,859
Minority interest in subsidiaries                 $    81,817       $    43,523
Total stockholders deficit                        $  (720,432)      $  (336,934)

                                      # # #